================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K/A

                    AMENDMENT NO. 1 TO APPLICATION OR REPORT
                   Pursuant to Section 12, 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                OCTOBER 29, 1997
                        ---------------------------------
                        (Date of earliest event reported)


                          Commission file number 1-8533


                             DRS TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               DELAWARE                                         13-2632319
    -------------------------------                         -------------------
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         Identification No.)


  5 SYLVAN WAY, PARSIPPANY, NEW JERSEY                              07054
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


                                 (973) 898-1500
               --------------------------------------------------
              (Registrant's telephone number, including area code)

================================================================================

     The Current Report on Form 8-K, dated October 29, 1997, of DRS Technologies, Inc. (Commission File No. 1-8533) is hereby amended by filing herewith the following financial statements and pro forma financial information:


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements:

          Combined audited balance sheets of Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (UK) Ltd. (together, "Spar Applied Systems") as of December 31, 1995 and 1996, and the related combined audited statements of earnings, capital employed and retained earnings, and cash flows for the years ended December 31, 1994, 1995 and 1996.

     (b)  Pro Forma Financial Information:

          1. Unaudited pro forma condensed consolidated balance sheet of DRS Technologies, Inc. and Subsidiaries and Spar Applied Systems as of September 30, 1997.

          2. Unaudited pro forma condensed consolidated statements of earnings of DRS Technologies, Inc. and Subsidiaries and Spar Applied Systems for the fiscal year ended March 31, 1997 and the six-month period ended September 30, 1997.

     (c)  Exhibits:

          Consent of KPMG, Chartered Accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      DRS TECHNOLOGIES, INC.
                                        Registrant


Date: January 12, 1998                /s/ NANCY R. PITEK
                                          ----------------------------------
                                          Nancy R. Pitek
                                          Vice President, Finance and Treasurer

ITEM 7A. FINANCIAL STATEMENTS



             Combined Financial Statements of


             APPLIED SYSTEMS DIVISION OF
             SPAR AEROSPACE LIMITED AND
             SPAR AEROSPACE (UK) LTD.


             Years ended December 31, 1994, 1995 and 1996

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of DRS Technologies, Inc.

We have audited the combined balance sheets of Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (UK) Ltd. (a wholly-owned subsidiary of Spar Aerospace Limited) as at December 31, 1995 and 1996 and the combined statements of earnings, capital employed and retained earnings and cash flows for the years ended December 31, 1994, 1995 and 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (UK) Ltd. as at December 31, 1995 and 1996 and the results of their operations and their cash flows for the years ended December 31, 1994, 1995 and 1996 in conformity with United States generally accepted accounting principles.



KPMG

Chartered Accountants



Ottawa, Canada

December 5, 1997

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Combined Balance Sheets

December 31, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------
                                                                1995      1996
--------------------------------------------------------------------------------

ASSETS

Current assets:
     Cash and cash equivalents                                $ 1,798    $10,263
     Accounts receivable (note 2)                              12,705      7,405
     Unbilled revenue                                           3,316      8,862
     Work-in-process                                            1,212        358
     Prepaid expenses                                              87        183
     Deferred income taxes (note 6)                             1,093        150
--------------------------------------------------------------------------------
                                                               20,211     27,221

Intangible asset, net (note 3)                                  6,472      4,391

Property, plant and equipment (note 4)                         21,169     22,062
     Less accumulated depreciation                             17,426     18,556
--------------------------------------------------------------------------------
                                                                3,743      3,506
--------------------------------------------------------------------------------
                                                              $30,426    $35,118
================================================================================

LIABILITIES AND OWNER'S EQUITY

Current liabilities:
     Accounts payable and accrued liabilities (note 5)        $ 9,245    $10,916
     Income taxes payable                                         403      1,270
     Deferred revenue                                           4,377      6,348
--------------------------------------------------------------------------------
                                                               14,025     18,534
Owner's equity:
     Cumulative translation adjustment (note 8)                    67        382
     Capital employed and retained earnings (note 7)           16,334     16,202
--------------------------------------------------------------------------------
                                                               16,401     16,584
--------------------------------------------------------------------------------
                                                              $30,426    $35,118
================================================================================

Commitments and contingencies (note 9)
Subsequent event (note 14)


See accompanying notes to combined financial statements.




APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE LIMITED AND SPAR AEROSPACE (UK) LTD.

Combined Statements of Earnings

Years ended December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

---------------------------------------------------------------------------------------------------------------
                                                                      1994              1995             1996
---------------------------------------------------------------------------------------------------------------
Revenue                                                             $52,078           $48,283          $46,133

Cost of revenue                                                      33,975            30,434           24,391

---------------------------------------------------------------------------------------------------------------
Gross profit                                                         18,103            17,849           21,742

General, administrative and business
   development (note 10)                                              6,079             7,702            6,969
Depreciation and amortization                                         2,628             2,626            3,351
Research and development                                                610               961            2,243
---------------------------------------------------------------------------------------------------------------
                                                                      9,317            11,289           12,563

---------------------------------------------------------------------------------------------------------------
Operating income                                                      8,786             6,560            9,179

Foreign exchange loss (income)                                         (226)               93               84
Interest expense (note 7)                                             1,679             1,233              224
Other income                                                            (33)             (102)            (303)
---------------------------------------------------------------------------------------------------------------
                                                                      1,420             1,224                5

---------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                          7,366             5,336            9,174

Income taxes (note 6):
     Current                                                          3,391             2,959            2,920
     Deferred (reduction)                                              (489)             (604)             943
---------------------------------------------------------------------------------------------------------------
                                                                      2,902             2,355            3,863

---------------------------------------------------------------------------------------------------------------
Net earnings                                                        $ 4,464           $ 2,981          $ 5,311
---------------------------------------------------------------------------------------------------------------

                 See accompanying notes to combined financial statements.

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Combined Statements of Capital Employed and Retained Earnings

Years ended December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------
                                                  1994        1995       1996
--------------------------------------------------------------------------------

Capital employed and retained earnings,
   beginning of year                             $19,373     $22,438    $16,334

Net transfers to parent company                   (1,399)     (9,085)    (5,443)

Net earnings                                       4,464       2,981      5,311

--------------------------------------------------------------------------------
Capital employed and retained earnings,
   end of year                                   $22,438     $16,334    $16,202
--------------------------------------------------------------------------------

See accompanying notes to combined financial statements.


APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Combined Statements of Cash Flows

Years ended December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

---------------------------------------------------------------------------------------------------------------
                                                                      1994              1995             1996
---------------------------------------------------------------------------------------------------------------
Operating activities:
     Net earnings                                                   $ 4,464           $ 2,981          $ 5,311
     Deferred taxes                                                    (489)             (604)             943
     Depreciation and amortization                                    2,628             2,626            3,351
---------------------------------------------------------------------------------------------------------------
                                                                      6,603             5,003            9,605
     Changes in working capital:

         Accounts receivable                                         (1,258)            2,184            5,300
         Work-in-process and unbilled revenues                       (2,042)            2,029           (4,692)
         Prepaid expenses                                               146                 3              (96)
         Accounts payable and accrued liabilities                     2,359             1,516            1,671
         Income taxes payable                                           357                 6              867
         Deferred revenue                                            (1,583)            1,174            1,971
---------------------------------------------------------------------------------------------------------------
                                                                     (2,021)            6,912            5,021

---------------------------------------------------------------------------------------------------------------
     Net cash from operating activities                               4,582            11,915           14,626

Investing activities:
     Additions to property, plant and equipment                        (864)           (1,867)          (1,033)
     Purchase of intangible assets                                   (1,595)             (174)              -
---------------------------------------------------------------------------------------------------------------
     Net cash used in investing activities                           (2,459)           (2,041)          (1,033)

Financing activities:
     Net transfers to parent company                                 (1,399)           (9,085)          (5,443)
     Translation                                                        152               (85)             315
---------------------------------------------------------------------------------------------------------------
     Net cash used in financing activities                           (1,247)           (9,170)          (5,128)

---------------------------------------------------------------------------------------------------------------
Increase in cash and cash equivalents                                   876               704            8,465

Cash and cash equivalents, beginning of year                            218             1,094            1,798

---------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                              $ 1,094           $ 1,798          $10,263
---------------------------------------------------------------------------------------------------------------

Supplemental disclosure:

Income taxes paid                                                   $   373           $   400          $   418
---------------------------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      (a) Description of business:

          Applied Systems Division of Spar Aerospace Limited and Spar Aerospace
          (UK) Ltd. operate in the defence electronics industry in Canada and the UK in three principal product and service areas: Flight Safety Systems; Naval Communications; and, Advanced Manufacturing.

          The Flight Safety Systems products include Deployable Flight Incident Recorders (DFIRS), cockpit voice recorders and Emergency Avionic Systems (EAS).

          The Naval Communications products consist primarily of shipboard internal communication systems.

          The Advanced Manufacturing services provide build to print manufacturing for low volume, high complexity circuit and assemblies for space and defence applications.

      (b) Basis of presentation:

          The accompanying financial statements combine the accounts of Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (UK) Ltd., a wholly-owned subsidiary of Spar Aerospace Limited, a publicly owned Canadian advanced technology company. These combined financial statements have been prepared by management in accordance with generally accepted accounting principles in the United States for purpose of inclusion in a filing document with the Securities and Exchange Commission in the United States related to the acquisition described in note 14. All significant intercompany transactions and balances have been eliminated upon combination. The combination of Applied Systems Division of Spar Aerospace Limited and Spar Aerospace
          (UK) Ltd. is herein referred to as the Company.

          Certain expenses which were previously incurred by Spar Aerospace Limited on behalf of the Company have been reflected in these financial statements as if the Company had been a separate legal entity (see notes 6, 7,10 and 11).

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 2

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

      (c) Revenue recognition:

          Revenues related to long-term contracts are accrued using the percentage of completion method as the work is performed. Revenue recognized in excess of billings is reflected as unbilled revenue. Billings in excess of revenue recognized are reflected as deferred revenue. Provision is made for the total anticipated loss when the estimate of total costs on a contract indicates a loss. Revisions in cost and profit estimates during the course of the work are reflected in the period in which the need for the revision becomes known. Some contracts contain incentive and/or penalty provisions based on performance relative to established targets. Such awards or penalties are included in revenue or cost estimates when amounts can be reasonably estimated.

          All other revenue is recognized at the time products are shipped or services are rendered to the customer.

      (d) Cash and cash equivalents:

          The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

      (e) Research and development costs:

          Research and development costs are expensed as incurred.

      (f) Work-in-process:

          Work-in-process is carried at the lower of cost of components, purchased parts, direct labour plus an applicable share of overhead expense properly chargeable to production or net realizable value.

      (g) Property, plant and equipment:

          Property, plant and equipment is recorded at cost and depreciated over the estimated useful life using the straight-line method. The ranges of estimated useful lives are: building and building improvements, 20 years; office furnishings, computers, machinery and equipment, 3-10 years; and, leasehold improvements over the term of the lease plus renewal options, if applicable.

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 3

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

      (h) Impairment of long-lived and intangible assets:

          The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations or liquidity.

      (i) Income taxes:

          The Company accounts for income taxes by the asset and liability method under SFAS 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

          Applied Systems Division of Spar Aerospace Limited's operations are included in Spar Aerospace Limited's income tax return. Spar Aerospace Limited's income tax provision has been allocated to Applied Systems Division as if Applied Systems Division filed separate income tax returns. As there has been no formal tax sharing arrangement between Spar Aerospace Limited and the Applied Systems Division, the Division's current income tax liability has been reflected as a capital transaction. Spar Aerospace (UK) Ltd.'s current income tax liability has been reflected as income taxes payable.

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 4

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

     (j) Pension costs and obligations:

         Spar Aerospace Limited provides pension benefits in the form of a defined benefit pension plan (the "pension plan"). Pension costs attributable to the Company have been reflected in these financial statements as detailed in note 11.

         Current service costs under the pension plan are charged to operations as services are rendered, based on annual actuarial valuations performed using the projected benefit method prorated on services and management's best estimate assumptions of the rate of return on pension plan assets, rate of salary increases and various other factors including mortality rates, terminations, and retirement ages. The valuation of pension fund assets is based on market-related values, which spread unrealized gains and losses over five years.

         Any adjustments to pension costs are amortized, on a diminishing balance basis, over the expected average remaining service lives of the employee groups covered by the plans.

     (k) Foreign exchange:

         Transactions in foreign currencies are translated into Canadian dollars at the approximate prevailing rate at the time of the transaction.

         The operations of Spar Aerospace (UK) Ltd. are translated from the local (functional) currency in accordance with Statement of Financial Accounting Standard No. 52 to Canadian dollars. The rates of exchange at each balance sheet date are used for translating the balance sheets and a simple average rate of exchange is used for translating the statements of earnings. Gains or losses resulting from these translation adjustments are included in the accompanying combined balance sheets as a separate component of shareholders' equity.

     (l) Fair value of financial instruments:

         Cash, accounts receivable and accounts payable and accrued liabilities reported in the combined financial statements approximate their fair value given the relatively short periods to maturity of these instruments.

         No fair value has been established for the due to related party given the absence of a market to trade this instrument and the absence of repayment terms.

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 5

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

     (m) Use of estimates:

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

2. ACCOUNTS RECEIVABLE:

     The components of accounts receivable are as follows:

     ----------------------------------------------------------------------
                                                           1995       1996
     ----------------------------------------------------------------------
     Trade receivables                                    $11,073    $6,081
     Customer holdbacks                                     1,632     1,324
     ----------------------------------------------------------------------
                                                          $12,705    $7,405
     ======================================================================

     The allowance for doubtful accounts was $Nil in 1995 and 1996.

     Customer holdbacks amounting to $536 as of December 31, 1995 and 1996 will be received in 1998.

3. INTANGIBLE ASSET:

     The intangible asset consists primarily of amounts paid under a technology transfer agreement which are carried at cost, unless in management's view such costs are not recoverable through future contracts.

     The intangible asset is amortized based on a percentage of the revenues recognized for contracts on which the related technology is utilized. Amortization expense related to intangible assets have amounted to $794, $496 and $1,989 in 1994, 1995 and 1996, respectively. In 1996, due to a revision in the total projected revenues attributed to this technology, the estimated remaining useful life of the intangible asset was reduced.

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 6

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment at December 31 is summarized as follows:

     ---------------------------------------------------------------------
                                                          1995       1996
     ---------------------------------------------------------------------
     Building and building improvements                 $ 1,055    $ 1,230
     Office furnishings                                   1,039      1,085
     Machinery and equipment                             13,946     14,301
     Computer equipment                                   4,320      4,605
     Leasehold improvements                                 809        841
     ---------------------------------------------------------------------
                                                        $21,169    $22,062
     =====================================================================

     Depreciation of property, plant and equipment amounted to $1,834, $2,130 and $1,362 in 1994, 1995 and 1996, respectively.

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     ---------------------------------------------------------------------
                                                           1995       1996
     ---------------------------------------------------------------------
     Trade payables                                     $ 3,103    $ 5,451
     Accrued employee vacation expense                      581        564
     Provision for employee severance costs                 993        749
     Provision for possible losses                        1,100        700
     Other accrued liabilities                            1,739      1,922
     Warranty provision                                   1,729      1,530
     ---------------------------------------------------------------------
                                                        $ 9,245    $10,916
     =====================================================================

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 7

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------

6. INCOME TAXES:

     For the years ended December 31, 1994, 1995 and 1996, the Company has computed its income taxes in accordance with the provisions of SFAS 109 as if it had been operating as a stand-alone entity. The significant components of the provision for income taxes include the following:

     --------------------------------------------------------------------------
                                                        1994     1995     1996
     --------------------------------------------------------------------------
     Current:
         Canada                                        $3,018   $2,559   $2,502
         UK                                               373      400      418

     Deferred (reduction):
         Canada                                          (489)    (604)      96
         UK-                                               -       847
     --------------------------------------------------------------------------
     Total tax provision                               $2,902   $2,355   $3,863
     ==========================================================================

     Income taxes differ from the amounts computed by applying the Canadian federal and provincial income tax rate of 44.6% to income before income taxes as a result of the following:

     --------------------------------------------------------------------------
                                                        1994     1995     1996
     --------------------------------------------------------------------------
     Income tax provision at Canadian statutory rates  $3,285   $2,379   $4,091

     Manufacturing and processing reduction              (387)    (263)    (497)

     UK rate differential                                (171)    (120)    (575)

     Permanent differences                                297      379      970

     Investment tax credit                                (51)     (61)    (175)

     Other                                                (71)      41      49

     --------------------------------------------------------------------------
                                                       $2,902   $2,355   $3,863
     ==========================================================================

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 8

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------


6. INCOME TAXES (continued):

     The tax effects of temporary differences that give rise to significant components of the deferred tax assets and liabilities include the following:

     ------------------------------------------------------------------------
                                                               1995     1996
     ------------------------------------------------------------------------
     Deferred tax assets:
         Tax basis of property and equipment
           in excess of book value                           $  348    $ 311
         Warranty provision                                     257      273
         Profits on long-term contracts recorded
           on the percentage of completion method               862      361
         Other                                                    3        3
     ------------------------------------------------------------------------
     Total deferred tax asset                                $1,470    $ 948
     ========================================================================

     Unbilled gross profit in inventory                      $ (316)   $(623)

     Investment tax credit                                      (61)    (175)
     ------------------------------------------------------------------------
     Total deferred tax liability                            $ (377)   $(798)
     ========================================================================

     Net deferred tax asset                                  $1,093    $ 150
     ========================================================================


7. CAPITAL EMPLOYED AND RETAINED EARNINGS:

     Capital employed and retained earnings comprise the parent company's investment in the net assets of its Applied Systems Division and the retained earnings of Spar Aerospace (UK) Ltd. Such investment includes the effects of intercompany transactions with the corporate office of Spar Aerospace Limited, which consists of purchases of goods and services necessary for the Company to carry on its day to day activities and include telecommunication, payroll and corporate accounting, legal support and marketing services. No interest expense had been charged by related parties. This represents a significant source of funding which, if the Company had been a stand-alone entity, would have been financed at fair market rates of interest. To better reflect the Company's actual cost of doing business, interest expense has been imputed on the average outstanding balance in the amount of $1,679 in 1994, $1,233 in 1995 and $224 in 1996. The monthly average of the Bank of Canada's prime rate was used to impute the interest expense (7.15% in 1994, 8.65% in 1995 and 6.06% in 1996).

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 9

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------


7. CAPITAL EMPLOYED AND RETAINED EARNINGS (continued):

     Because the Company's operations are conducted as a division of Spar Aerospace Limited, and not as a distinct legal entity, there are no customary equity and capital accounts for Applied Systems Division of Spar Aerospace Limited. The Company's operations are funded by means of intercompany accounts with Spar Aerospace Limited. Transactions and other charges and credits between the Company and Spar Aerospace Limited are more fully described above in this note and in note 1(i), 6, 10 and 11.

8.   CUMULATIVE TRANSLATION ADJUSTMENT:

     ------------------------------------------------------------------------
                                                                 1995    1996
     ------------------------------------------------------------------------
     Balance, beginning of year                                  $152    $ 67

     Adjustment arising on translation of foreign operations
       financial statements to Canadian dollars                   (85)    315
     ------------------------------------------------------------------------
     Balance, end of year                                        $ 67    $382
     ========================================================================


9.   COMMITMENTS AND CONTINGENCIES:

     At December 31, 1996, the Company was party to operating leases (principally for administration and engineering facilities) with minimum rental payments as follows:

     1997                                                        $552
     1998                                                         281
     ----------------------------------------------------------------
                                                                 $833
     ================================================================

     Rent expenses of $397 in 1994, $509 in 1995 and $526 in 1996 and are included in general, administrative and business development expenses.

     The Company receives assistance from the Federal Government for research and development activities which is applied to reduce the cost of the related expenditures. Government assistance in the amount of $3,893 is repayable through royalties in the event the related research and development projects are successfully commercialized. The royalties are calculated on the basis of 2 to 3% of total related sales and continue in effect until the assistance received has been repaid or until the technology ceases to contribute to commercialization of related products.

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 10

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------

10. GENERAL, ADMINISTRATIVE AND BUSINESS DEVELOPMENT EXPENSES:

     General, administrative and business development expenses include charges made to Applied Systems Division of Spar Aerospace Limited for expenses incurred on its behalf by Spar Aerospace Limited. Management believes that the charges made for 1995 and 1996, reflected in these financial statements, are reasonable and approximate the expenses that Applied Systems Division of Spar Aerospace Limited would have incurred had it been operating as a stand-alone entity. These charges amounted to $469 in 1996 and $562 in 1995 and included telecommunication, payroll and corporate accounting, legal support and marketing expenses.

     In 1994, charges made to Applied Systems Division of Spar Aerospace Limited by Spar Aerospace Limited were not representative of actual expenses incurred by the Corporate office. For this reason, an adjustment was made to better reflect Applied Systems Division of Spar Aerospace Limited's actual cost of doing business. The estimated costs reflected in these financial statements amount to $515 based on the average of 1995 and 1996 costs. Management believes that this estimate is reasonable and approximates the expenses that Applied Systems Division of Spar Aerospace Limited would have incurred in 1994 had it been operating as a stand-alone entity.

11. PENSION COSTS AND OBLIGATIONS:

     Certain employees of Applied Systems Division of Spar Aerospace Limited participate in a defined benefit pension plan sponsored by Spar Aerospace Limited. The plan is funded by Spar Aerospace Limited in accordance with the independent actuarial valuations. The plan assets are invested primarily in publicly traded equity and fixed income securities. Retirement benefits are based on various factors, including remuneration and years of service.

     Based on actuarial valuations dated January 1, 1996, the estimated present value of accrued pension obligations allocated to Applied Systems Division of Spar Aerospace Limited was $843, $1,083 and $1,357 for 1994, 1995 and 1996, respectively. The market value of the plan assets available to discharge these obligations was at least equal to the accrued pension obligations as at December 31, 1994, 1995 and 1996. For the purposes of measuring the accrued pension obligation, the discount rate was assumed to be 8.5%, the rate of return on the plan assets was assumed to be 8.5%, and the rate of annual compensation increase was assumed at 5%.

     The net expense in respect of all pension and retirement plans was $74, $83 and $93 in 1994, 1995 and 1996, respectively.

APPLIED SYSTEMS DIVISION OF SPAR AEROSPACE
LIMITED AND SPAR AEROSPACE (UK) LTD.

Notes to Combined Financial Statements, page 11

Years ended in December 31, 1994, 1995 and 1996
(In thousands of Canadian dollars)

--------------------------------------------------------------------------------

12.  RISK CONCENTRATION:

     The Company derived 45%, 37% and 20% of its revenues for 1994, 1995 and 1996 respectively, directly or indirectly from defense industry contracts with the Canadian government.

     The Company derived 6%, 12% and 12% of its revenues for 1994, 1995 and 1996 respectively, directly or indirectly from defense industry contracts with the United States government.

     The Company has $7,957 and $4,047 receivable from seven significant customers as of December 31, 1995 and 1996, respectively.

13. INFORMATION ABOUT FOREIGN OPERATIONS:

     The table below provides information pertaining to the Company's operations by geographic area. Intersegment sales, eliminated in combination, were not significant.

     ----------------------------------------------------------------------
                                              Canada       U.K.      Total
     ----------------------------------------------------------------------
     Revenues:
         1996                                $36,005     $10,128    $46,133
         1995                                 44,893       3,390     48,283
         1994                                 48,315       3,763     52,078

     Earnings before income taxes:
         1996                                  5,333       3,841      9,174
         1995                                  4,169       1,167      5,336
         1994                                  6,146       1,220      7,366

     Identifiable assets:
         1996                                 23,349      11,769     35,118
         1995                                 27,445       2,981     30,426

14.  SUBSEQUENT EVENT:

     On October 28, 1997, DRS Technologies, Inc. purchased from Spar Aerospace Limited, the business as described in note 1(a), represented by these financial statements for cash totalling $48,150 (which included $8,150 for cash acquired in connection with this transaction), subject to certain working capital adjustments.

ITEM 7B. PRO FORMA FINANCIAL INFORMATION


                    DRS TECHNOLOGIES, INC. AND SUBSIDIARIES,
                              SPAR APPLIED SYSTEMS

                   Pro Forma Financial Information (Unaudited)

The following unaudited pro forma financial information is based on the historical consolidated financial statements of DRS Technologies, Inc. and Subsidiaries ("DRS") and the combined historical financial statements of the Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (UK), Ltd. (together, "Spar Applied Systems"), giving effect to the acquisition by DRS of the net assets of the Applied Systems Division and 100% of the stock of Spar Aerospace (UK), Ltd. on October 29, 1997.

Headquartered in Kanata, Ontario, Canada, and now operating under the name DRS Flight Safety and Communications, Spar Applied Systems has been an international provider of aviation and defense systems for over 30 years. It designs, manufactures and markets sophisticated flight safety systems, naval communications systems and other advanced electronics for government and commercial customers around the world. It also provides custom manufacturing services for complex electronic assemblies and systems. Spar Applied Systems is a global supplier of deployable aircraft locator beacons and flight data recorder systems that store critical data for accident investigation and aircraft safety analysis. Its shipboard communications systems integrate Commercial Off-The-Shelf (COTS)-based computing and telecommunications equipment for military requirements.

The following unaudited pro forma condensed consolidated financial statements (the "pro forma financial statements") have been prepared using the assumption that, with respect to the unaudited pro forma condensed consolidated balance sheet, the transaction occurred on September 30, 1997, and with respect to the unaudited pro forma condensed consolidated statements of earnings, the transaction occurred on April 1, 1996. These pro forma financial statements also reflect giving effect to the transaction under the purchase method of accounting, based on assumptions and adjustments described in the accompanying notes to the pro forma financial statements. However, actual purchase accounting adjustments may differ based on, among other factors, the final allocation of purchase price to the assets acquired and liabilities assumed. Foreign currency translations have been completed based on the prevailing rates in effect for the periods presented. Certain accounts in the Spar Applied Systems historical financial statements have been reclassified to conform to the DRS financial statement presentation.

It should be understood that these pro forma financial statements do not necessarily reflect the actual consolidated financial position or results of operations of the combined entities since, among other factors, actual expenses may be lower or higher than amounts assumed or estimated. The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the transaction had taken place on the dates indicated nor do they represent a basis of assessing future performance. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements of DRS and Spar Applied Systems.

                                           DRS TECHNOLOGIES, INC & SUBSIDIARIES
                                                  AND SPAR APPLIED SYSTEMS

                                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                           HISTORICAL
                                              -----------------------------------------                       PRO FORMA
                                                     DRS           SPAR APPLIED SYSTEMS     PRO FORMA        CONSOLIDATED
                                              ------------------   --------------------    ADJUSTMENTS    ------------------
                                              September 30, 1997      June 30, 1997        ADD (DEDUCT)   September 30, 1997
                                              ------------------   --------------------    ------------   ------------------
Assets

Current Assets:
  Cash                                           $  7,435,000           7,417,000                  -         $ 14,852,000
  Accounts receivable, net                         29,747,000           5,466,000                  -           35,213,000
  Inventories, net of progress payments            27,901,000           3,200,000                  -           31,101,000
  Prepaid expenses and other current assets         1,369,000              35,000                  -            1,404,000
                                                 ------------          ----------           ----------       ------------
  Total current assets                             66,452,000          16,118,000                  -           82,570,000

Property, plant and equipment, at cost             50,915,000          16,082,000          (13,787,000)(2)     53,210,000
Less accumulated depreciation and -
  amortization                                    (30,342,000)         13,787,000)          13,787,000(2)     (30,342,000)
                                                 ------------          ----------           ----------       ------------
Net equipment and improvements                     20,573,000           2,295,000                  -           22,868,000

Intangible assets                                  15,247,000                 -             21,042,000(6)      36,289,000
Less accumulated amortization                      (5,286,000)                -                    -           (5,286,000)
                                                 ------------          ----------           ----------       ------------
Net intangible assets                               9,961,000                 -             21,042,000         31,003,000

Other assets                                        6,190,000           3,017,000                  -            9,207,000
                                                 ------------          ----------           ----------       ------------
                                                 $103,176,000          21,430,000           21,042,000       $145,648,000
                                                 ============          ==========           ==========       ============


                       See accompanying notes to unaudited pro forma condensed financial statements.

                                           DRS TECHNOLOGIES, INC & SUBSIDIARIES
                                                  AND SPAR APPLIED SYSTEMS

                                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                           HISTORICAL
                                              -----------------------------------------                       PRO FORMA
                                                     DRS           SPAR APPLIED SYSTEMS     PRO FORMA        CONSOLIDATED
                                              ------------------   --------------------    ADJUSTMENTS    ------------------
                                              September 30, 1997      June 30, 1997        ADD (DEDUCT)   September 30, 1997
                                              ------------------   --------------------    ------------   ------------------
Liabilities and Stockholders' Equity

Current liabilities:
  Current installments - long term debt          $  7,256,000                  -                   -          $  7,256,000
  Other current liabilities                        27,710,000            8,609,000          (1,517,000)(4)      34,802,000
                                                 ------------           ----------          ----------        ------------
  Total current liabilities                        34,966,000            9,187,000          (3,358,000)         42,058,000

Long-term debt, excluding current installments     25,507,000                  -            35,380,000 (6)      60,887,000
Deferred income taxes                               3,367,000                  -                   -             3,367,000
Other liabilities                                   3,337,000                  -                   -             3,337,000
                                                 ------------           ----------          ----------        ------------
  Total liabilities                                67,177,000           11,701,000          33,863,000         109,649,000
                                                                                                   -
Stockholders' equity:
  Common stock                                         60,000                  -                   -                60,000
  Additional paid-in capital                       14,629,000                  -                   -            14,629,000
  Retained earnings                                23,495,000           12,821,000         (12,821,000)(5)      23,495,000
                                                 ------------           ----------          ----------        ------------
                                                   38,184,000           12,821,000         (12,821,000)         38,184,000

Treasury stock, at cost                            (1,561,000)                 -                   -            (1,561,000)
Unamortized restricted stock compensation            (624,000)                 -                   -              (624,000)
                                                 ------------           ----------          ----------        ------------
  Net stockholders' equity                         35,999,000           12,821,000         (12,821,000)         35,999,000
                                                 ------------           ----------          ----------        ------------
                                                 $103,176,000           21,430,000          21,042,000        $145,648,000
                                                 ============           ==========          ==========        ============

                       See accompanying notes to unaudited pro forma condensed financial statements.



                                               DRS TECHNOLOGIES, INC & SUBSIDIARIES
                                                      AND SPAR APPLIED SYSTEMS
                                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                       STATEMENT OF EARNINGS


                                                                     HISTORICAL
                                                       --------------------------------------                        PRO FORMA
                                                              DRS        SPAR APPLIED SYSTEMS                      CONSOLIDATED
                                                       ----------------- --------------------   PRO FORMA         -----------------
                                                       Fiscal Year Ended      Year Ended        ADJUSTMENTS       Fiscal Year Ended
                                                         March 31, 1997    December 31, 1996    ADD (DEDUCT)        March 31, 1997
                                                       ----------------- --------------------   ------------      -----------------
Revenues                                                 $ 143,578,000        33,829,000        (4,717,000)(3),(4)  $ 172,690,000
Costs and expenses                                        (130,996,000)      (27,098,000)         (564,000)(5),(6)   (158,658,000)
                                                         -------------       -----------        ----------          -------------
  Operating income (loss)                                   12,582,000         6,731,000        (5,281,000)            14,032,000

Interest and related expenses                               (3,592,000)         (164,000)       (2,282,000)(7)         (6,038,000)
Interest and other income, net                                 698,000           160,000             --                   858,000
Minority interest                                             (404,000              --               --                  (404,000)
                                                         -------------       -----------        ----------          -------------
  Earnings before income taxes                               9,284,000         6,727,000        (7,563,000)             8,448,000

Income taxes                                                 3,621,000         2,833,000        (3,159,000)(8)          3,295,000
                                                         -------------       -----------        ----------          -------------
  Net earnings                                           $   5,663,000         3,894,000        (4,404,000)         $   5,153,000
                                                         =============       ===========        ==========          =============

Earnings per share of common stock

   Primary                                               $        0.98                                              $         .90
   Fully Diluted                                         $        0.84                                              $         .78

Weighted average number of shares of common
  stock outstanding
   Primary                                                   5,753,000                                                  5,753,000
   Fully Diluted                                             8,931,000                                                  8,931,000


                 See accompanying notes to unaudited pro forma condensed consolidated financial statements.


                                               DRS TECHNOLOGIES, INC & SUBSIDIARIES
                                                      AND SPAR APPLIED SYSTEMS
                                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                       STATEMENT OF EARNINGS


                                                                       HISTORICAL
                                                       ----------------------------------------                       PRO FORMA
                                                              DRS          SPAR APPLIED SYSTEMS                     CONSOLIDATED
                                                       -----------------   --------------------   PRO FORMA       -----------------
                                                        Six Months Ended     Six Months Ended    ADJUSTMENTS       Six Months Ended
                                                       September 30, 1997     June 30, 1997      ADD (DEDUCT)     September 30, 1997
                                                       ------------------  -------------------- ------------      -----------------
Revenues                                                  $ 77,735,000          12,928,000      (1,047,000)(3),(4)  $ 89,616,000
Costs and expenses                                         (71,551,000)        (11,737,000)       (282,000)(5),(6)   (83,570,000)
                                                          ------------         -----------      ----------          ------------
  Operating income                                           6,184,000           1,191,000      (1,329,000)            6,046,000

Interest and related expenses                               (1,802,000)              2,000      (1,141,000)(7)        (2,941,000)
Interest and other income, net                                 691,000             293,000            --                 984,000
Minority interest                                             (612,000)               --              --                (612,000)
                                                          ------------         -----------      ----------          ------------

  Earnings before income taxes                               4,461,000           1,486,000      (2,470,000)            3,477,000

Income taxes                                                 1,651,000             200,000        (565,000)(8)         1,286,000
                                                          ------------         -----------      ----------          -------------
  Net earnings                                            $  2,810,000           1,286,000      (1,905,000)         $  2,191,000
                                                          ============         ===========      ==========          ============

Earnings per share of common stock
   Primary                                                $       0.48                                              $       0.37
   Fully Diluted                                          $       0.41                                              $       0.35

Weighted average number of shares of common
 stock outstanding
   Primary                                                   5,848,000                                                 5,848,000
   Fully Diluted                                             9,044,000                                                 9,044,000


                     See accompanying notes to unaudited pro forma condensed consolidated finanal statements.  ci

                    DRS TECHNOLOGIES, INC. AND SUBSIDIARIES,
                              SPAR APPLIED SYSTEMS

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1) The unaudited pro forma condensed consolidated financial statements of DRS Technologies, Inc. and Subsidiaries ("DRS"), the Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (UK) Ltd. (together, "Spar Applied Systems") have been prepared by consolidating the historical consolidated financial statements of DRS with the historical combined financial statements of Spar Applied Systems. DRS prepares financial statements on the basis of a fiscal year ending March 31, whereas the historical combined financial statements of Spar Applied Systems have been prepared on a calendar year basis. As permitted under United States Securities and Exchange Commission Regulation S-X, Article 11, these pro forma condensed consolidated financial statements (the "pro forma financial statements") have been prepared by consolidating the historical financial statements of DRS and Spar Applied Systems on the basis of their respective historical fiscal periods. Therefore, the pro forma financial statements have been prepared using the consolidated financial statements of DRS as of September 30, 1997 and for the fiscal year and six month period ended March 31, 1997 and September 30, 1997, respectively, together with the combined financial ended December 31, 1996 statements of Spar Applied Systems as of June 30, 1997 and for the year and the six month period ended June 30, 1997, respectively.

2) In connection with the acquisition, the cost of property, plant and equipment was reduced by the amount of accumulated depreciation in order to arrive at estimated fair market values. Actual fair market values may differ from these estimates.

3) Spar Applied Systems has recognized revenue on all long-term contracts using the percentage of completion method, based on work performed. With respect to long-term production contracts, DRS's recognizes revenue as units are shipped. For purposes of these pro forma financial statements, it was not practicable to restate the historical financial statements of Spar Applied Systems in order to conform with the DRS revenue recognition policy.

4) The pro forma condensed consolidated statements of earnings have been adjusted to reflect the reversal of revenue and elimination of deferred revenue recognized by Spar Applied Systems in connection with a certain contract. The unamortized balance of such deferred revenue was excluded from the net assets acquired by DRS in connection with the acquisition and therefore will not be included in reported results of operations subsequent to the date of acquisition. For purposes of the pro forma condensed consolidated balance sheet, differed taxes have been adjusted to reflect the future tax liability associated with such deferred revenue as assumed by DRS in the acquisition.

5) DRS's capitalizes as a component of inventory general and administrative expenses chargeable to government contracts. Spar Applied Systems has historically expensed general and administrative expenses as incurred, whether or not such expenses are chargeable to government contracts. Because Spar Applied Systems has used the percentage of completion method for revenue recognition on long-term contracts (see Note 2 to the pro forma financial statements), reported inventory balances have typically been immaterial in relation to total assets and to total costs and expenses recognized in its statements of earnings. Management therefore believes that the effect of any adjustment to the pro forma financial statements to conform the treatment of general and administrative expenses would be immaterial. Accordingly, no such adjustments are reflected in these pro forma financial statements.

6) On October 29, 1997 (the "Closing Date"), DRS acquired, through certain of its subsidiaries, the net assets of the Applied Systems Division of Spar Aerospace Limited, a Canadian corporation, and 100% of the stock of Spar Aerospace (UK) Ltd., incorporated under the laws of England and Wales, pursuant to a Purchase Agreement (the "Agreement") dated as of September 19, 1997, between DRS and Spar Aerospace Limited (the "Acquisition"). The Company paid approximately $35.4 million in cash for the Acquisition (which includes $6.9 million for cash acquired in connection with this transaction), subject to certain working capital adjustments as provided for in the Agreement.

     The Acquisition was accounted for using the purchase method of accounting. DRS expects to incur professional fees and other costs related to the Acquisition of approximately $1.0 million. The excess of cost over assets acquired and liabilities assumed was approximately $21.0 million as of September 30, 1997, based on the unaudited balance sheet of Spar Applied Systems as of June 30, 1997. As of October 29, 1997, the excess of cost over the estimated fair value of net assets acquired was approximately $16.9 million and is being amortized on a straight line basis over 30 years at the rate of approximately $0.6 million per year. Purchase price allocation has not yet been finalized, and actual purchase price allocation may differ from that used for purposes of these Pro Forma Financial Statements.

6) In connection with the Acquisition, on October 29, 1997, the Company entered into a $60 million secured credit facility (the "Secured Credit Facility") with Mellon Bank, N.A., consisting of a $20 million term loan (the "Term Loan") and a $40 million revolving line of credit (the "Secured Line of Credit"). The Secured Credit Facility expires on March 31, 2003 and replaced the Company's existing $15 million unsecured revolving line of credit and $5 million secured equipment line of credit/term loan facility. The Term Loan was used to finance a portion of the Acquisition. The Secured Line of Credit was used to finance the remaining balance due in connection with the Acquisition and to repay outstanding borrowings on the $15 million unsecured revolving line of credit and the $5 million secured equipment line of credit/term loan facility. The pro forma financial statements include adjustments of $2,282 and $1,141 for the fiscal year ended March 31, 1997 and the six month period ended September 30, 1997, respectively, to reflect interest expense on the debt associated with the Acquisition based on prevailing interest rates as of the Closing Date.

7) The provision for income taxes has been adjusted to reflect the pro forma effective rates for Spar Applied Systems as if the Acquisition had occurred at the beginning of the periods presented.

Item 7c. EXHIBITS

                     Consent of KPMG, Chartered Accountants


The Board of Directors
DRS Technologies, Inc:

We consent to the incorporation by reference in the registration statements (No. 2-87303, No. 2-99986, No. 2-99784, and No. 333-14487) on Form S-8 and (No.
33-33125, No. 33-42886, No. 33-64641, and No. 333-04929) on Form S-3 of DRS
Technologies, Inc. of our report dated December 5, 1997, with respect to the combined balance sheets of Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (UK) Ltd., a wholly-owned subsidiary of Spar Aerospace Limited, as of December 31, 1996 and 1995, and the related combined statements of earnings, capital employed and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of DRS Technologies, Inc. dated January 12, 1998, as amended.


KPMG
Ottawa, Canada
January 12, 1998